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                                                                   Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 related to certain restricted shares and stock options filed on September 29, 1994; Form S-8 related to the Non-Employee Trustee Share Plan filed on May 15, 1997; Form S-8 related to the Employee Share Purchase Plan filed on May 15, 1997; Form S-8 related to changes to First Amended and Restated Employee Share Option and Restricted Share Plan and Non-Employee Trustee Share Option Plan filed on May 15, 1997; Form S-3 related to Shelf Registration filed November 20, 1997; Form S-3 related to the Dividend Reinvestment Plan filed on April 11, 1995, as amended; Form S-8 related to the registration of common shares issuable under the Colonial Properties Trust 401(k)/Profit-Sharing Plan filed on October 15, 1996; Form S-8 related to the second amended and restated employee share option and restricted share plan filed on July 31, 1998; Form S-3 related to the dividend reinvestment share plan filed October 23, 2000; Form S-3 related to the registration of common shares issuable under the Colonial Realty Limited Partnership Executive Unit Purchase Program filed on February 6, 2001; Form S-3 related to the registration of common shares issuable under the Colonial Properties Trust Dividend Reinvestment and Share Purchase Plan filed on October 30, 2002; Form S-3 related to the Shelf Registration filed on May 9, 2003; and Form S-4 related to the Cornerstone Merger filed on February 9, 2005, as amended, of Colonial Properties Trust of our report dated March 16, 2005, except for Notes 3 and 7, as to which the date is May 17, 2005, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.


PricewaterhouseCoopers LLP
Birmingham, Alabama
May 17, 2005